UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report: March 19, 2003

McDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	1-8430	72-0593134
(State or other jurisdiction of incorporation)	(Commission) File No.)	(IRS Employer Identification No.)

1450 Poydras Street, New Orleans, Louisiana	70112-6050
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (504) 587-5400

Item 9 and 12. Regulation FD Disclosure and Results of Operations and Financial Condition

On March 19, 2004 McDermott International, Inc. posted a supplemental presentation on its corporate website, www.mcdermott.com. A copy of the presentation is attached as Exhibit 99.1, and the information contained in Exhibit 99.1 is incorporated by reference herein.

Statements in the presentation include forward looking statements. In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott International, Inc. cautions that statements which are forward looking and provide other than historical information, involves risks and uncertainties that may impact McDermott’s actual consolidated results of operations. The forward-looking statements in this presentation include, among other things, statements about McDermott’s and certain subsidiaries’ liquidity and ability to obtain new financing arrangements, cash flows and timing to complete certain projects, expected pension expense and funding, utilization of facilities, and the estimated charges for the proposed settlement of B&W’s Chapter 11 proceedings based on current negotiations. Although McDermott believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these risk factors, please see McDermott’s annual report for the year ended December 31, 2003 and its 2003 quarterly reports filed with the Securities and Exchange Commission.

The information furnished pursuant to this Item 12, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL INC.

By:	/s/ Thomas A. Henzler

Thomas A. Henzler
Vice President and Corporate Controller

March 19, 2004

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